Exhibit 99.1

Republic Bancorp, Inc. Reports 9% Year-Over-Year Increase in Third Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 20, 2017--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report third quarter net income of $10.7 million, a 9% increase over the third quarter of 2016, resulting in Diluted Earnings per Class A Common Share of $0.51. Year-to-date net income was $40.8 million, a $4.9 million, or 14%, increase from the same period in 2016, resulting in return on average assets (“ROA”) and return on average equity (“ROE”) of 1.14% and 8.71% for the first nine months of 2017.

Steve Trager, Chairman & CEO of Republic commented, “As we enter the homestretch of 2017, we remain pleased with our strong operating results this year. As with the previous quarters of 2017, the third quarter saw the Company achieve strong net interest margin expansion, continued strong credit quality metrics within our Core Banking(1) operations, and solid growth in both loans and deposits.

“In addition to the strong performance for the Company overall, we are also pleased with the results of our various operating segments. In particular, our Traditional Banking segment within our Core Banking operations experienced a 25% increase in net income for the quarter, while our Republic Credit Solutions (“RCS”) segment within our Republic Processing Group(2) (“RPG”) increased its quarterly net income by 54% over the third quarter of 2016. We also continued to see success in our separately branded on-line digital banking platform, which finished the quarter with over 1,000 clients totaling $58 million in deposits from 49 states.

“Looking ahead to the fourth quarter, we expect to go live with several major technological platform enhancements that we have been implementing and testing during the first nine months of 2017. These initiatives include, among others, new loan origination systems for mortgage and consumer loans, and a new client-relationship-management platform for managing our sales teams and strategic marketing opportunities as well as our client communications. On a long-term basis, we expect these systems to help us expand sales and provide better client service in a more efficient and cost effective manner. We look forward to getting a strong start in 2018 with this new technology in place,” concluded Steve Trager.

The following table highlights Republic’s financial performance for the third quarters and nine months ended September 30, 2017 and 2016:

(dollars in thousands, except per share data)
	Financial Performance Highlights
	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change

Income Before Income Taxes*	$16,434	$14,676	$1,758	12%	$61,774	$54,003	$7,771	14%
Net Income*	10,706	9,828	878	9	40,794	35,903	4,891	14
Diluted Earnings per Class A Common Stock	0.51	0.47	0.04	9	1.96	1.73	0.23	13
Return on Average Assets	0.89%	0.87%	NA	2	1.14%	1.08%	NA	6
Return on Average Equity	6.76	6.54	NA	3	8.71	8.04	NA	8

NA – Not applicable
*See Segment Data at the End of this Earnings Release

Results of Operations for the Third Quarter of 2017 Compared to the Third Quarter of 2016

Core Bank(1) – Net income from Core Banking was $10.2 million for the third quarter of 2017, an increase of $273,000, or 3%, over the third quarter of 2016. The increase in net income at the Core Bank was primarily driven by strong growth in net interest income, which increased $6.1 million, or 17%, over the third quarter of 2016. The growth in net interest income was propelled by a 30-basis-point rise in the Core Bank’s net interest margin for the third quarter of 2017 to 3.68% and further complemented by a $144 million increase in the Core Bank’s quarterly average loans.

The overall change in the Core Bank’s net interest income, as well as average and period-end loan balances by origination channel, is presented below:

	Net Interest Income
	for the
(dollars in thousands)	Three Months Ended Sep. 30,
Origination Channel	2017	2016	$ Change	% Change

Traditional Network	$35,382	$30,459	$4,923	16%
Warehouse Lending	4,737	4,924	(187)	(4)
Correspondent Lending	307	485	(178)	(37)
2012-FDIC Acquired Loans	1,809	266	1,543	580
Total Core Bank	$42,235	$36,134	$6,101	17

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Sep. 30,				Sep. 30,
Origination Channel	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change

Traditional Network	$3,152,032	$2,943,310	$208,722	7%	$3,203,673	$2,971,343	$232,330	8%
Warehouse Lending	535,703	542,894	(7,191)	(1)	571,160	661,186	(90,026)	(14)
Correspondent Lending	127,905	178,385	(50,480)	(28)	125,643	156,955	(31,312)	(20)
2012-FDIC Acquired Loans	11,409	18,649	(7,240)	(39)	9,906	17,094	(7,188)	(42)
Total Core Bank	$3,827,049	$3,683,238	$143,811	4	$3,910,382	$3,806,578	$103,804	3

The following factors were the primary drivers of the changes in the Core Bank’s average loan balances and net interest income by origination channel for the third quarter of 2017, as compared to the third quarter of 2016:

  The Core Bank’s Traditional Network experienced solid average loan growth of $209 million from the third quarter of 2016 to the third quarter of 2017. The overall mix of this growth was well diversified, with average balance increases of $108 million in commercial real estate; $55 million in construction and development; and $53 million in commercial and industrial loans.
  The Core Bank’s 2012 FDIC-Acquired loans contributed $1.5 million more in net interest income during the third quarter of 2017 compared to the same period in 2016, resulting from the early payoff of one large commercial loan and a credit to income of $1.6 million of discount associated with this loan. Overall, accretion income from the 2012 FDIC-Acquired loans contributed 15 basis points to the Core Bank’s net interest margin during the third quarter of 2017 with only a nominal contribution for the same period in 2016.

The Core Bank’s provision expense for the third quarters of 2017 and 2016 primarily represented general loss reserves driven by growth in the loan portfolio during the two periods. The Core Bank’s credit quality metrics remained favorable, as indicated by the table below:

	As of and for the:
	Quarter Ending:			Year Ending:
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2017	2017	2017	2016	2015	2014

Nonperforming loans to total loans	0.40%	0.40%	0.46%	0.42%	0.66%	0.78%

Nonperforming assets to total loans (including OREO)	0.40	0.41	0.50	0.46	0.70	1.15

Delinquent loans to total loans(8)	0.20	0.18	0.16	0.18	0.35	0.52

Net charge-offs to average loans	0.03	0.05	0.02	0.05	0.05	0.08
(Annualized as of 9/30/17, 6/30/17 and 3/31/17)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $8.3 million during the third quarter of 2017, a $1.7 million, or 17%, decrease from the $10.0 million achieved during the third quarter of 2016. The primary driver of the drop in noninterest income was a $2.0 million decrease in mortgage banking income attributable to the following:

  Approximately $1.1 million of the decrease was attributable to a gain from a nonrecurring bulk sale of $71 million in correspondent mortgage loans during the third quarter of 2016.
  The remainder of the decrease was the result of a decline in consumer refinance activity of first-mortgage home loans.

Core Bank noninterest expenses increased $3.4 million, or 11%, during the third quarter of 2017 compared to the third quarter of 2016. The increase was primarily driven by the following:

  Salaries and employee benefits expense increased $2.0 million, or 12%, as the Core Bank’s full-time-equivalent employees increased by 66 employees over the previous 12 months to support the Core Bank’s strategic initiatives.
  Occupancy expense increased $1.2 million, primarily due to a $907,000 impairment charge resulting from a mark-to-market adjustment of a bank property that the Company intends to market for sale. The remaining increase in occupancy expense was primarily driven by increases in rent expense and depreciation expense resulting from new locations, existing banking center renovations and the cost of technology to support the previously mentioned Core Bank’s strategic initiatives.
  Marketing and development expense increased $531,000, with a substantial portion of this increase focused on driving loan and deposit growth in markets outside of the Company’s Louisville, Kentucky footprint. In addition, the Company also instituted a marketing awareness campaign in its Louisville, Kentucky market as part of a mortgage lending initiative.
  Partially offsetting the increases above, the Core Bank’s noninterest expenses during the third quarter of 2016 included a nonrecurring prepayment penalty of $846,000 related to the payoff of $50 million in long-term Federal Home Loan Bank advances. No similar expense was incurred during the third quarter of 2017.

Republic Processing Group(2)

RPG reported net income of $495,000 for the third quarter of 2017 compared to a nominal loss of $110,000 for the same period in 2016.

Within the RCS segment of RPG, net income increased to $1.6 million for the third quarter of 2017 compared to $1.0 million for the same period in 2016, with increases in net interest income and noninterest income of $2.8 million and $724,000, respectively, offsetting an increase of $2.4 million in provisions for loan losses. Growth in RCS loans held for investment and RCS loans sold was the primary driver of revenue growth. Average RCS loans held for investment increased to $47 million during the third quarter of 2017 from $16 million during the third quarter of 2016, while loans sold through RCS increased to $178 million during the third quarter of 2017 from $125 million during the third quarter of 2016.

RCS loans typically earn a higher yield but also carry higher credit risk compared to Core Bank loans. Provision expense was $2.4 million higher at RCS during the third quarter of 2017 compared to the same period in 2016 due to an increase in general loss reserves for growth in RCS loans and an increase in the historical loss factors within the loan loss reserve calculation resulting from a rise in charge-offs from the prior year.

Partially offsetting the net income attributable to the RCS segment, the Tax Refund Solutions (“TRS”) segment of RPG reported an expected net loss of $1.1 million for the third quarter of 2017, approximately even with the net loss reported during the third quarter of 2016. The TRS segment of RPG accounts for the majority of RPG’s annualized revenues, but derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year, as the Company prepares for the next tax season.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 45 full-service banking centers and one loan production office throughout five states: 33 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; six banking centers in five Florida communities (Tampa MSA) – Largo, Port Richey, St. Petersburg, Seminole, and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville) and one loan production office in Brentwood (Nashville); and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately-branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.0 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
		Sep. 30, 2017	Dec. 31, 2016	Sep. 30, 2016
Assets:
Cash and cash equivalents		$329,862	$289,309	$302,167
Investment securities		523,896	534,139	524,444
Loans held for sale		13,135	15,170	11,226
Loans		3,957,512	3,810,778	3,823,031
Allowance for loan and lease losses		(40,191)	(32,920)	(30,436)
Loans, net		3,917,321	3,777,858	3,792,595
Federal Home Loan Bank stock, at cost		32,067	28,208	28,208
Premises and equipment, net		44,845	42,869	43,385
Goodwill		16,300	16,300	16,300
Other real estate owned (“OREO”)		167	1,391	2,435
Bank owned life insurance (“BOLI”)		62,972	61,794	61,392
Other assets and accrued interest receivable		52,609	49,271	45,125
Total assets		$4,993,174	$4,816,309	$4,827,277

Liabilities and Stockholders’ Equity:
Deposits:
Noninterest-bearing		$1,040,414	$971,952	$947,602
Interest-bearing		2,309,315	2,188,740	2,188,291
Total deposits		3,349,729	3,160,692	3,135,893

Securities sold under agreements to repurchase and other short-term borrowings		173,311	173,473	152,458
Federal Home Loan Bank advances		757,500	802,500	862,500
Subordinated note		41,240	41,240	41,240
Other liabilities and accrued interest payable		38,107	33,998	34,626
Total liabilities		4,359,887	4,211,903	4,226,717

Stockholders’ equity		633,287	604,406	600,560
Total liabilities and Stockholders’ equity		$4,993,174	$4,816,309	$4,827,277

Average Balance Sheet Data
	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2017	2016	2017	2016
Assets:
Investment securities, including FHLB stock	$552,821	$554,508	$578,963	$571,740
Federal funds sold and other interest-earning deposits	208,688	58,910	174,538	147,180
Loans and fees, including loans held for sale	3,875,420	3,702,093	3,785,639	3,492,997
Total interest-earning assets	4,636,929	4,315,511	4,539,140	4,211,917
Total assets	4,834,653	4,531,958	4,783,434	4,440,881

Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$1,052,162	$900,432	$1,082,361	$874,060
Interest-bearing deposits	2,249,436	2,155,289	2,228,731	2,014,197
Securities sold under agreements to repurchase and other short-term borrowings	208,160	215,343	202,018	296,574
Federal Home Loan Bank advances	618,750	584,946	572,390	588,109
Subordinated note	41,240	44,288	41,240	42,926
Total interest-bearing liabilities	3,117,586	2,999,866	3,044,379	2,941,806
Stockholders’ equity	633,874	601,043	624,164	595,236

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2017	2016	2017	2016

Total interest income(3)	$53,725	$43,934	$162,429	$128,089
Total interest expense	5,418	4,536	14,547	13,680
Net interest income	48,307	39,398	147,882	114,409

Provision for loan and lease losses	4,221	2,489	21,633	9,489

Noninterest income:
Service charges on deposit accounts	3,395	3,416	10,032	9,838
Net refund transfer fees	177	132	18,329	19,119
Mortgage banking income	1,102	3,081	3,707	5,902
Interchange fee income	2,475	2,415	7,348	6,755
Program fees	1,597	979	3,972	1,942
Increase in cash surrender value of BOLI	394	406	1,178	1,114
Net gains (losses) on OREO	31	(137)	422	191
Other	1,203	1,009	3,236	2,163
Total noninterest income	10,374	11,301	48,224	47,024

Noninterest expenses:
Salaries and employee benefits	20,505	18,068	61,731	52,965
Occupancy and equipment, net	6,806	5,631	18,676	16,159
Communication and transportation	1,239	1,029	3,450	2,974
Marketing and development	1,677	1,076	4,090	2,773
FDIC insurance expense	300	345	1,050	1,483
Bank franchise tax expense	749	846	3,974	3,944
Data processing	1,795	1,659	5,142	4,535
Interchange related expense	928	1,118	3,057	3,069
Supplies	241	280	1,029	969
OREO expense	55	159	284	355
Legal and professional fees	446	539	1,794	1,965
FHLB advance prepayment penalty	—	846	—	846
Other	3,285	1,938	8,422	5,904
Total noninterest expenses	38,026	33,534	112,699	97,941

Income before income tax expense	16,434	14,676	61,774	54,003
Income tax expense	5,728	4,848	20,980	18,100

Net income	$10,706	$9,828	$40,794	$35,903

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2017	2016	2017	2016
Per Share Data:

Basic weighted average shares outstanding	21,153	20,925	20,921	20,946
Diluted weighted average shares outstanding	21,236	20,938	21,000	20,957

End of period shares outstanding:
Class A Common Stock	18,618	18,617	18,618	18,617
Class B Common Stock	2,243	2,245	2,243	2,245

Book value per share(4)	$30.36	$28.79	$30.36	$28.79
Tangible book value per share(4)	29.29	27.70	29.29	27.70

Earnings per share:
Basic earnings per Class A Common Stock	$0.51	$0.47	$1.97	$1.73
Basic earnings per Class B Common Stock	0.47	0.43	1.79	1.58
Diluted earnings per Class A Common Stock	0.51	0.47	1.96	1.73
Diluted earnings per Class B Common Stock	0.47	0.43	1.78	1.57

Cash dividends declared per Common share:
Class A Common Stock	$0.220	$0.209	$0.649	$0.616
Class B Common Stock	0.200	0.190	0.590	0.560

Performance Ratios:

Return on average assets	0.89%	0.87%	1.14%	1.08%
Return on average equity	6.76	6.54	8.71	8.04
Efficiency ratio(5)	65	66	57	61
Yield on average interest-earning assets(3)	4.63	4.07	4.77	4.05
Cost of average interest-bearing liabilities	0.70	0.60	0.64	0.62
Cost of average deposits(6)	0.31	0.21	0.27	0.20
Net interest spread(3)	3.93	3.47	4.13	3.43
Net interest margin - Total Company(3)	4.17	3.65	4.34	3.62
Net interest margin - Core Bank(1)	3.68	3.38	3.49	3.26

Other Information:

End of period FTEs(7) - Total Company	970	899	970	899
End of period FTEs(7) - Core Bank(1)	896	830	896	830
Number of full-service banking centers	45	44	45	44

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2017	2016	2017	2016
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$15,475	$17,769	$15,475	$17,769
Loans past due 90-days-or-more and still on accrual	906	223	906	223
Total nonperforming loans	16,381	17,992	16,381	17,992
OREO	167	2,435	167	2,435
Total nonperforming assets - Total Company	$16,548	$20,427	$16,548	$20,427

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$15,475	$17,769	$15,475	$17,769
Loans past due 90-days-or-more and still on accrual	55	141	55	141
Total nonperforming loans	15,530	17,910	15,530	17,910
OREO	167	2,435	167	2,435
Total nonperforming assets - Core Bank(1)	$15,697	$20,345	$15,697	$20,345

Delinquent loans:
Delinquent loans - Core Bank(1)	$7,756	$8,050	$7,756	$8,050
Delinquent loans - RPG(2)	4,270	664	4,270	664
Total delinquent loans - Total Company	$12,026	$8,714	$12,026	$8,714

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.41%	0.47%	0.41%	0.47%
Nonperforming assets to total loans (including OREO)	0.42	0.53	0.42	0.53
Nonperforming assets to total assets	0.33	0.42	0.33	0.42
Allowance for loan and lease losses to total loans	1.02	0.80	1.02	0.80
Allowance for loan and lease losses to nonperforming loans	245	169	245	169
Delinquent loans to total loans(8)(9)	0.30	0.23	0.30	0.23
Net charge-offs to average loans (annualized)	0.20	0.15	0.51	0.25

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.40%	0.47%	0.40%	0.47%
Nonperforming assets to total loans (including OREO)	0.40	0.53	0.40	0.53
Nonperforming assets to total assets	0.32	0.43	0.32	0.43
Allowance for loan and lease losses to total loans	0.76	0.71	0.76	0.71
Allowance for loan and lease losses to nonperforming loans	190	152	190	152
Delinquent loans to total loans(8)	0.20	0.21	0.20	0.21
Net charge-offs to average loans (annualized)	0.03	0.03	0.03	0.04

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Assets:
Cash and cash equivalents	$329,862	$332,695	$206,187	$289,309	$302,167
Investment securities	523,896	525,684	578,130	534,139	524,444
Loans held for sale	13,135	11,756	10,292	15,170	11,226
Loans	3,957,512	3,916,320	3,710,376	3,810,778	3,823,031
Allowance for loan and lease losses	(40,191)	(37,898)	(42,362)	(32,920)	(30,436)
Loans, net	3,917,321	3,878,422	3,668,014	3,777,858	3,792,595
Federal Home Loan Bank stock, at cost	32,067	32,067	28,208	28,208	28,208
Premises and equipment, net	44,845	44,255	43,962	42,869	43,385
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	167	300	1,362	1,391	2,435
Bank owned life insurance	62,972	62,578	62,185	61,794	61,392
Other assets and accrued interest receivable	52,609	51,604	50,152	49,271	45,125
Total assets	$4,993,174	$4,955,661	$4,664,792	$4,816,309	$4,827,277

Liabilities and Stockholders’ Equity:
Deposits:
Noninterest-bearing	$1,040,414	$1,061,637	$1,070,237	$971,952	$947,602
Interest-bearing	2,309,315	2,072,301	2,278,547	2,188,740	2,188,291
Total deposits	3,349,729	3,133,938	3,348,784	3,160,692	3,135,893

Securities sold under agreements to repurchase and other short-term borrowings	173,311	113,334	144,375	173,473	152,458
Federal Home Loan Bank advances	757,500	1,002,500	467,500	802,500	862,500
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	38,107	37,758	42,229	33,998	34,626
Total liabilities	4,359,887	4,328,770	4,044,128	4,211,903	4,226,717

Stockholders’ equity	633,287	626,891	620,664	604,406	600,560
Total liabilities and Stockholders’ equity	$4,993,174	$4,955,661	$4,664,792	$4,816,309	$4,827,277

Average Balance Sheet Data
	Quarterly Comparison
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Assets:
Investment securities, including FHLB stock	$552,821	$597,818	$586,621	$571,158	$554,508
Federal funds sold and other interest-earning deposits	208,688	130,650	184,007	57,950	58,910
Loans and fees, including loans held for sale	3,875,420	3,730,379	3,749,738	3,792,902	3,702,093
Total interest-earning assets	4,636,929	4,458,847	4,520,366	4,422,010	4,315,511
Total assets	4,834,653	4,668,048	4,847,700	4,622,760	4,531,958

Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$1,052,162	$1,063,215	$1,132,591	$950,020	$900,432
Interest-bearing deposits	2,249,436	2,224,127	2,212,219	2,197,411	2,155,289
Securities sold under agreements to repurchase and other short-term borrowings	208,160	179,594	218,412	231,817	215,343
Federal Home Loan Bank advances	618,750	500,027	598,167	570,135	584,946
Subordinated note	41,240	41,240	41,240	41,240	44,288
Total interest-bearing liabilities	3,117,586	2,944,988	3,070,038	3,040,603	2,999,866
Stockholders’ equity	633,874	627,940	610,429	604,095	601,043

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017		Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016

Total interest income(3)	$53,725	$	$ 47,821	$60,883	$45,903	$43,934
Total interest expense	5,418		4,684	4,445	4,258	4,536
Net interest income	48,307		43,137	56,438	41,645	39,398

Provision for loan and lease losses	4,221		5,061	12,351	5,004	2,489

Noninterest income:
Service charges on deposit accounts	3,395		3,390	3,247	3,338	3,416
Net refund transfer fees	177		2,770	15,382	121	132
Mortgage banking income	1,102		1,445	1,160	980	3,081
Interchange fee income	2,475		2,547	2,326	2,254	2,415
Program fees	1,597		1,284	1,091	1,102	979
Increase in cash surrender value of BOLI	394		393	391	402	406
Net gains (losses) on OREO	31		249	142	53	(137)
Other	1,203		849	1,184	2,235	1,009
Total noninterest income	10,374		12,927	24,923	10,485	11,301

Noninterest expenses:
Salaries and employee benefits	20,505		20,015	21,211	16,917	18,068
Occupancy and equipment, net	6,806		5,903	5,967	5,618	5,631
Communication and transportation	1,239		939	1,272	1,282	1,029
Marketing and development	1,677		1,409	1,004	1,005	1,076
FDIC insurance expense	300		300	450	297	345
Bank franchise tax expense	749		790	2,435	813	846
Data processing	1,795		1,695	1,652	1,586	1,659
Interchange related expense	928		1,071	1,058	1,071	1,118
Supplies	241		261	527	437	280
OREO expense	55		132	97	148	159
Legal and professional fees	446		596	752	591	539
FHLB advance prepayment penalty	—		—	—	—	846
Other	3,285		2,623	2,514	2,401	1,938
Total noninterest expenses	38,026		35,734	38,939	32,166	33,534

Income before income tax expense	16,434		15,269	30,071	14,960	14,676
Income tax expense	5,728		5,198	10,054	4,960	4,848

Net income	$10,706	$	$ 10,071	$20,017	$10,000	$9,828

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Per Share Data:

Basic weighted average shares outstanding	21,153	21,151	20,915	20,926	20,925
Diluted weighted average shares outstanding	21,236	21,230	20,996	20,941	20,938

End of period shares outstanding:
Class A Common Stock	18,618	18,618	18,615	18,615	18,617
Class B Common Stock	2,243	2,243	2,243	2,245	2,245

Book value per share(4)	$30.36	$30.05	$29.76	$28.97	$28.79
Tangible book value per share(4)	29.29	28.98	28.68	27.89	27.70

Earnings per share:
Basic earnings per Class A Common Stock	$0.51	$0.48	$0.97	$0.48	$0.47
Basic earnings per Class B Common Stock	0.47	0.44	0.88	0.44	0.43
Diluted earnings per Class A Common Stock	0.51	0.48	0.96	0.48	0.47
Diluted earnings per Class B Common Stock	0.47	0.44	0.88	0.44	0.43

Cash dividends declared per Common share:
Class A Common Stock	$0.220	$0.220	$0.209	$0.209	$0.209
Class B Common Stock	0.200	0.200	0.190	0.190	0.190

Performance Ratios:

Return on average assets	0.89%	0.86%	1.65%	0.87%	0.87%
Return on average equity	6.76	6.42	13.12	6.62	6.54
Efficiency ratio(5)	65	64	48	62	66
Yield on average interest-earning assets(3)	4.63	4.29	5.39	4.15	4.07
Cost of average interest-bearing liabilities	0.70	0.64	0.58	0.56	0.60
Cost of average deposits(6)	0.31	0.28	0.22	0.22	0.21
Net interest spread(3)	3.93	3.65	4.81	3.59	3.47
Net interest margin - Total Company(3)	4.17	3.87	4.99	3.77	3.65
Net interest margin - Core Bank(1)	3.68	3.46	3.33	3.42	3.38

Other Information:

End of period FTEs(6) - Total Company	970	976	973	938	899
End of period FTEs(6) - Core Bank(1)	896	904	901	869	830
Number of full-service banking centers	45	45	45	44	44

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$15,475	$15,467	$16,793	$15,892	$17,769
Loans past due 90-days-or-more and still on accrual	906	335	203	167	223
Total nonperforming loans	16,381	15,802	16,996	16,059	17,992
OREO	167	300	1,362	1,391	2,435
Total nonperforming assets - Total Company	$16,548	$16,102	$18,358	$17,450	$20,427

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$15,475	$15,467	$16,793	$15,892	$17,769
Loans past due 90-days-or-more and still on accrual	55	33	81	85	141
Total nonperforming loans	15,530	15,500	16,874	15,977	17,910
OREO	167	300	1,362	1,391	2,435
Total nonperforming assets - Core Bank(1)	$15,697	$15,800	$18,236	$17,368	$20,345

Delinquent Loans:
Delinquent loans - Core Bank(1)	$7,756	$6,844	$5,952	$6,821	$8,050
Delinquent loans - RPG(2)	4,270	2,169	10,211	2,137	664
Total delinquent loans - Total Company	$12,026	$9,013	$16,163	$8,958	$8,714

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.41%	0.40%	0.46%	0.42%	0.47%
Nonperforming assets to total loans (including OREO)	0.42	0.41	0.49	0.46	0.53
Nonperforming assets to total assets	0.33	0.32	0.39	0.36	0.42
Allowance for loan and lease losses to total loans	1.02	0.97	1.14	0.86	0.80
Allowance for loan and lease losses to nonperforming loans	245	240	249	205	169
Delinquent loans to total loans(8)(9)	0.30	0.23	0.44	0.24	0.23
Net charge-offs to average loans (annualized)	0.20	1.02	0.31	0.27	0.15

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.40%	0.40%	0.46%	0.42%	0.47%
Nonperforming assets to total loans (including OREO)	0.40	0.41	0.50	0.46	0.53
Nonperforming assets to total assets	0.32	0.32	0.40	0.36	0.43
Allowance for loan and lease losses to total loans	0.76	0.76	0.76	0.74	0.72
Allowance for loan and lease losses to nonperforming loans	190	189	166	175	152
Delinquent loans to total loans(8)	0.20	0.18	0.16	0.18	0.21
Net charge-offs to average loans (annualized)	0.03	0.05	0.02	0.09	0.03

Republic Bancorp, Inc. Financial Information
Third Quarter 2017 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of September 30, 2017, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”) and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute the “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute Republic Processing Group (“RPG”) operations. The Bank’s Correspondent Lending channel and the Company’s national branchless banking platform, MemoryBank®, are considered part of the Traditional Banking segment.

Prior to the third quarter of 2017, RPG was considered a reportable segment, with its largest division, TRS, and relatively smaller divisions, Republic Payment Solutions (“RPS”) and RCS, reported within RPG. During the third quarter of 2017, due to RCS’s growth in revenues relative to the total Company’s revenues, management restructured RPG by upgrading TRS and RCS as separate reportable segments under the newly-classified RPG operations. Also, as part of the restructuring, the RPS division, which remained too immaterial to be classified a separate reportable segment, was reclassified within the newly-classified TRS segment. All segments within RPG operations and divisions within those segments operate through the Bank. All prior periods have been reclassified to conform to the current presentation.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenues:

Core Banking:

Traditional Banking	Provides traditional banking products to clients primarily in its market footprint via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.	Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in the Bank’s market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions	TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refund products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.	Loans, refund transfers, and prepaid cards.

Republic Credit Solutions	Offers short-term credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint.	Unsecured small-dollar, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2016 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is allocated to the Traditional Banking segment. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release (continued)

Segment information for the three and nine months ended September 30, 2017 and 2016 follows:

	Three Months Ended September 30, 2017
	Core Banking				Republic Processing Group (“RPG”)
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$37,396	$4,737	$102	$42,235	$60	$6,012	$6,072	$48,307

Provision for loan and lease losses	683	(74)	—	609	(840)	4,452	3,612	4,221

Net refund transfer fees	—	—	—	—	177	—	177	177
Mortgage banking income	—	—	1,102	1,102	—	—	—	1,102
Program fees	—	—	—	—	63	1,534	1,597	1,597
Other noninterest income	7,130	11	65	7,206	16	276	292	7,498
Total noninterest income	7,130	11	1,167	8,308	256	1,810	2,066	10,374

Total noninterest expenses	32,280	848	1,149	34,277	2,851	898	3,749	38,026

Income (loss) before income tax expense	11,563	3,974	120	15,657	(1,695)	2,472	777	16,434
Income tax expense (benefit)	3,951	1,454	41	5,446	(615)	897	282	5,728
Net income (loss)	$7,612	$2,520	$79	$10,211	$(1,080)	$1,575	$495	$10,706

Segment end-of-period assets	$4,361,591	$570,676	$9,395	$4,941,662	$13,090	$38,422	$51,512	$4,993,174

Net interest margin	3.70%	3.54%	NM	3.68%	NM	NM	NM	4.17%

	Three Months Ended September 30, 2016
	Core Banking				Republic Processing Group (“RPG”)
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$31,134	$4,924	$76	$36,134	$38	$3,226	$3,264	$39,398

Provision for loan and lease losses	289	188	—	477	(89)	2,101	2,012	2,489

Net refund transfer fees	—	—	—	—	132	—	132	132
Mortgage banking income	—	—	3,081	3,081	—	—	—	3,081
Program fees	—	—	—	—	29	950	979	979
Other noninterest income	6,899	4	57	6,960	13	136	149	7,109
Total noninterest income	6,899	4	3,138	10,041	174	1,086	1,260	11,301

Total noninterest expenses	28,939	727	1,184	30,850	2,075	609	2,684	33,534

Income (loss) before income tax expense	8,805	4,013	2,030	14,848	(1,774)	1,602	(172)	14,676
Income tax expense (benefit)	2,707	1,493	710	4,910	(642)	580	(62)	4,848
Net income (loss)	$6,098	$2,520	$1,320	$9,938	$(1,132)	$1,022	$(110)	$9,828

Segment end-of-period assets	$4,109,464	$660,410	$15,003	$4,784,877	$26,608	$15,792	$42,400	$4,827,277

Net interest margin	3.35%	3.63%	NM	3.38%	NM	NM	NM	3.65%

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release (continued)

	Nine Months Ended September 30, 2017
	Core Banking				Republic Processing Group (“RPG”)
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$103,490	$13,073	$255	$116,818	$15,179	$15,885	$31,064	$147,882

Provision for loan and lease losses	2,611	(36)	—	2,575	6,763	12,295	19,058	21,633

Net refund transfer fees	—	—	—	—	18,329	—	18,329	18,329
Mortgage banking income	—	—	3,707	3,707	—	—	—	3,707
Program fees	—	—	—	—	103	3,869	3,972	3,972
Other noninterest income	20,618	27	192	20,837	152	1,227	1,379	22,216
Total noninterest income	20,618	27	3,899	24,544	18,584	5,096	23,680	48,224

Total noninterest expenses	93,552	2,448	3,347	99,347	10,891	2,461	13,352	112,699

Income (loss) before income tax expense	27,945	10,688	807	39,440	16,109	6,225	22,334	61,774
Income tax expense (benefit)	8,684	3,909	282	12,875	5,846	2,259	8,105	20,980
Net income (loss)	$19,261	$6,779	$525	$26,565	$10,263	$3,966	$14,229	$40,794

Segment end-of-period assets	$4,361,591	$570,676	$9,395	$4,941,662	$13,090	$38,422	$51,512	$4,993,174

Net interest margin	3.48%	3.58%	NM	3.49%	NM	NM	NM	4.34%

	Nine Months Ended September 30, 2016
	Core Banking				Republic Processing Group (“RPG”)
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$89,279	$11,369	$148	$100,796	$6,589	$7,024	$13,613	$114,409

Provision for loan and lease losses	1,567	686	—	2,253	2,905	4,331	7,236	9,489

Net refund transfer fees	—	—	—	—	19,119	—	19,119	19,119
Mortgage banking income	—	—	5,902	5,902	—	—	—	5,902
Program fees	—	—	—	—	174	1,768	1,942	1,942
Other noninterest income	19,380	14	212	19,606	176	279	455	20,061
Total noninterest income	19,380	14	6,114	25,508	19,469	2,047	21,516	47,024

Total noninterest expenses	81,551	2,157	3,576	87,284	9,029	1,628	10,657	97,941

Income (loss) before income tax expense	25,541	8,540	2,686	36,767	14,124	3,112	17,236	54,003
Income tax expense (benefit)	7,733	3,174	940	11,847	5,125	1,128	6,253	18,100
Net income (loss)	$17,808	$5,366	$1,746	$24,920	$8,999	$1,984	$10,983	$35,903

Segment end-of-period assets	$4,109,464	$660,410	$15,003	$4,784,877	$26,608	$15,792	$42,400	$4,827,277

Net interest margin	3.22%	3.64%	NM	3.26%	NM	NM	NM	3.62%

Republic Bancorp, Inc. Financial Information Third Quarter 2017 Earnings Release (continued)

(1)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(2)	Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(3)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin and net interest spread. The amount of loan fee income included in total interest income was $9.1 million and $4.8 million for the quarters ended September 30, 2017 and 2016. The amount of loan fee income included in total interest income was $36.8 million and $18.3 million for the nine months ended September 30, 2017 and 2016.

The amount of loan fee income included in total interest income per quarter was as follows: $9.1 million (quarter ended September 30, 2017); $6.4 million (quarter ended June 30, 2017); $21.3 million (quarter ended March 31, 2017); $5.9 million (quarter ended December 31, 2016); and $4.8 million (quarter ended September 30, 2016).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $14.2 million and $5.2 million for the nine months ended September 30, 2017 and 2016. EAs are only offered during the first two months of each year.

(4)

The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016

Total stockholders’ equity (a)	$633,287	$626,891	$620,664	$604,406	$600,560
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,128	5,159	5,158	5,180	5,338
Less: Core deposit intangible	911	964	1,017	1,070	1,121
Tangible stockholders’ equity (c)	$610,948	$604,468	$598,189	$581,856	$577,801

Total assets (b)	$4,993,174	$4,955,661	$4,664,792	$4,816,309	$4,827,277
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,128	5,159	5,158	5,180	5,338
Less: Core deposit intangible	911	964	1,017	1,070	1,121
Tangible assets (d)	$4,970,835	$4,933,238	$4,642,317	$4,793,759	$4,804,518

Total stockholders’ equity to total assets (a/b)	12.68%	12.65%	13.31%	12.55%	12.44%
Tangible stockholders’ equity to tangible assets (c/d)	12.29%	12.25%	12.89%	12.14%	12.03%

Number of shares outstanding (e)	20,861	20,861	20,858	20,860	20,862

Book value per share (a/e)	$30.36	$30.05	$29.76	$28.97	$28.79
Tangible book value per share (c/e)	29.29	28.98	28.68	27.89	27.70

(5)

The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls and impairment of investment securities, if applicable.

(6)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(7)	FTEs – Full-time-equivalent employees.

(8)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(9)

Delinquent loans for the RPG segment included $8.4 million of EAs at March 31, 2017. EAs were only offered during the first two months of 2017 and 2016. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer